




INmuneBio
INNATE IMMUNITY

November 2018




V9 NARS

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-227122
Dated August 30, 2018
(To Preliminary Prospectus dated October 29, 2018)

- Free Writing Prospectus
- INmune Bio Inc. Company Presentation

- This free writing prospectus relates to the proposed initial public offering of shares of common stock of INmune Bio Inc. (the "Company"), which are being registered on a Registration Statement on Form S-1 (No. 333-227122) (the "Registration Statement"). This free writing prospectus also relates to the sales of a warrant to the representative of the underwriters to purchase common stock and common stock underlying such warrant, both of which are being registered on the Registration Statement. This free writing prospectus should be read together with the preliminary prospectus dated August 30, 2018 included in that Registration Statement, which can be accessed through the following link:
- https://www.sec.gov/Archives/edgar/data/1711754/000164033418001703/inmune_s1.htm
-
- The Company has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Univest Securities, LLC, Prospectus Department, at +1 (212)343-8888.

Forward-Looking Statements

This presentation contains "forward-looking statements" Forward-looking statements reflect our current view about future events. When used in this presentation, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this presentation relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled "Risk Factors") relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Summary of the Offering

Listing	NASDAQ
Ticker	INMB
Proposed offering price	$8
Minimum offering amount	$8,000,000
Maximum offering amount	$20,000,000
Underwriters	Univest Securities, Wallachbeth Capital, Westpark Capital
Shares to be outstanding after offering*	
Minimum	9,719,441
Maximum	11,219,411

*Per S-1/A filed on 10-29-18

Investment Opportunity

- ***Platforms target "ignored" elements of cancer immunotherapy***
  - Innate immune system (vs. adaptive)
  - "protector" cells of the tumor microenvironment (TME)
- ***Targeting immunology not malignancy***
  - platforms treat many types of cancer based on immunologic biomarkers
  - Potential applications beyond oncology
- ***Target large markets with unsolved problems***
  - patients not responding to CPI
  - residual disease – the cause of cancer relapse
- ***Second generation therapeutics mitigate risk***
- ***Potential to make therapies more effective***

Taking the brakes off the immune system

INmuneBio
INNATE IMMUNITY

INB03

MDSC inhibitor

INB03 neutralizes soluble TNF

- ***Goal:*** decrease number and function of MDSC
- **Outcome:** increase the number of patients sensitive to CPI
- ***Market:*** patients resistant or refractory to CPI

Targeting "protector" cells

INKmune

Primes NK to kill cancer

INKmune reverses a known mechanism of immune evasion

- ***Goal:*** allow patient's NK cells to target their cancer
- ***Outcome:*** eliminate residual disease that causes relapse
- ***Market:*** cancer patients not offered antibody therapy

Targeting "effector" cells

The immune system as a puzzle…

- Most I/O therapy focused on "*effector cells*" that kill cancer (T and NK cells)
- INB03 targets *"protector cells"* of the TME that protect the cancer from the patient's immune system and immunotherapy
- Effective immunotherapy requires therapies targeting both *effector* and *protector* cells



Innate Immune System
NK cells
Protector Cells
MDSC
Adaptive Immune System
Effector Cells
T & NK cells




INB03

Targeting MDSC




MDSCs Predicts Resistance to CPI

209 Stage IV Melanoma treated with Ipilimumab – resistance to CPI seen in patients with ↑MDSC in blood

(Wolchok2016)



C
1.0
0.8
0.6
0.4
0.2
0.0
Survival probability
0
1
2
3
4
5
Years
MDSCs < 5.1%
MDSCs < 9.5%
MDSCs ≥ 9.5%
P = 6.7 × 10-11

MDSC in cancer

Lethal cycle of chronic inflammation, immunosuppression, cancer progression and metastasis


Chronic Inflammation
MDSC Proliferation
Immunosuppression in TME
Cancer growth and metastasis

INB03: selective inhibitor of soluble TNF

- *In silico* designed protein nearly identical to human TNF protein
  - 2 mutations produce mechanism-of-action
- Excellent manufacturing and pharmaceutical properties
  - Once a week patient administration as 1cc subQ injection
- Xencor IND for RA
- In clinical trial in AUS
- 54+ publications

17kDal non-glycosylated protein attached to 10 kDal linear PEG with 18 hour half life


binding site
mutations
PEG site

see Steed et al., *Science*, 301, 2003

INB03: 2 step process for improved survival

MCA fibrosarcoma model in mice

↓MDSC in tumor



16
14
12
10
8
6
4
2
0
% cells
control
etanercept
INB03

Decreased sTNF decreases differentiation and proliferation of MDSC

+

↑CD8+ lymphocytes in tumor



10
9
8
7
6
5
4
3
2
1
0
etanercept
INB03

tmTNF promotes NK/DC crosstalk that recruits CD+8 TILs

=

↑112 day survival



10
9
8
7
6
5
4
3
2
1
0
animals
control
INB03
Alive
dead

↓MDSC with ↑CD8+TIL results in better survival

Vujanovic2016

INB03 Development Program

Ongoing Phase 1 open-label, dose-escalation trial

12 patients with advanced solid tumors with biomarkers of chronic inflammation including ↑ MDSC

- Treatment: INB03 sub-cutaneous once a week
- Endpoints:
  - Safety
  - ↓ MDSC

Phase 2 trial in Stage IV melanoma* ± CPI

Patients resistant to CPI with ↑ MDSC*

- Treatment*: combo therapy INB03 ± CPI
- Endpoints*:
  - ↓ MDSC
  - No resistance to CPI
    - Improved progression free/overall survival

*subject to modification pending results of Phase I




INKmune

NK Cell Therapeutic




INKmune: Primes NK Cells to Kill Cancer

INmuneBio
INNATE IMMUNITY

Residual disease cannot be eliminated without activated NK cells



100
80
60
40
20
0
0
12
24
36
48
60
72
84
96
108
Months in CR
survivors
>12% NK operational
<12% NK operational
p=0.001
"relapsers"

modified from Lowdell1995

A Deadly Game of Hide and Seek…


Survivor
Relapser
INKmune treated Relapser
Priming
S1
Triggering
S2
aNK Cell
Cancer Cell
rNK Cell
Cancer Cell
TpNK Cell
Dead-Cancer Cell
Survivor cancer cells express *both* priming and triggering ligands, allowing NK cell killing
Cancer down-regulates S1, "evading" NK cells, allowing cancer to grow
INKmune artificially replaces S1 allowing the NK to engage and kill cancer cells
aNK Cell = Activated NK Cell
rNK Cell = Resting NK Cell

Results with 1st-Generation TpNK Therapy

AML Phase 1

TpNK therapy made a difference

2 Phase 1 clinical trials; 20 patients with high-risk AML using *ex vivo*, personalized TpNK therapy

Clinical Results

- *Prolonged* remissions with excellent quality of life
- Put chemo-resistant disease into remission
- 2 patients remain alive in complete remission after >3 years

Conclusions:

- TpNK biology translated to the clinic
- Most patients relapsed – need multiple treatments
- Personalized therapy cumbersome – need universal off-the-shelf solution

INKmune Development Program

2nd-generation TpNK causes in vivo priming so patient's NK cells can kill their cancer by targeting naturally occurring tumor antigens

Phase 1/2 study in relapsed/ refractory CaOva

Platinum resistant/refractory patients with residual disease

- Treatment: INKmune IP
- Endpoints:
  - Safety
  - ↑ NK activation and tumor killing
  - ↓ tumor burden*

Phase 1/2 dose-finding study in high-risk MDS

Patients with high-risk MDS and measurable disease

- Treatment: INKmune IV
- Endpoints:
  - ↑ NK activation and tumor killing
  - ↓ blasts in marrow*

*in Phase II

INKmune therapy weekly times three then monthly




The Company




Use of Proceeds – $20M raise

INKmune Phase 1 & 2 ovarian cancer	$4M
INB03 Phase 1 elevated MDSC	$1.5M
INB03 Phase 2 CPI combo	$2.5M
INKmune high-risk MDS	$4M
Manufacturing scale-up	$3M
R&D, working capital and general corporate	$3.1M

Maximum offering net proceeds expected to be $18.1 million; minimum offering expected to be $6.9 million

If minimum is raised, will conduct only Phase 1 & 2 clinical trial for ovarian cancer and Phase 1 clinical trial for elevated MDSC

Accomplished Leadership

Management

RJ Tesi, MD
Chief Executive Officer & Chief Medical Officer

Mark Lowdell, PhD
Chief Scientific Officer

David Moss
Chief Financial Officer

Board of Directors

J. Kelly Ganjei
CEO of Cognate

Timothy Schroeder
CEO and Founder of CTI

David Szymkowski, PhD
VP of Cell Biology

Scott Juda
Founder and Managing Member, Fossick Capital

For complete biographies, visit www.inmunebio.com

Intellectual Property

INB03

- 2021 – composition-of-matter (licensed from Xencor)
- 2035 – use for treatment of cancer (licensed from University of Pittsburgh)
- Multiple filings in process

INKmune

- 2035 – use for treatment of cancer
- Multiple filings in process

Continuing to expand patent portfolio for both platforms

Investment Opportunity

- ***Platforms target "ignored" elements of cancer immunotherapy***
  - Innate* immune system (vs. adaptive)
  - "protector" cells of the tumor microenvironment (TME)
- ***Targeting immunology not malignancy***
  - platforms treat many types of cancer based on immunologic biomarkers
  - Potential applications beyond oncology
- ***Target large markets with unsolved problems***
  - patients not responding to CPI
  - residual disease – the cause of cancer relapse
- ***Second generation therapeutics mitigate risk***
- ***Potential to make therapies more effective***




Thank You







Appendix: INB03




Why is INB03 different?

INmuneBio INNATE IMMUNITY

Normal TNF Biology


TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

INB03 does not neutralize tmTNF


X
INB03
tmTNF

tmTNF binds TNFR with normal function

Approved TNF inhibitors


TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

Prevent function of sTNF and tmTNF

INB03


TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

Neutralizes sTNF allowing normal of TM TNF

How INB03 neutralizes sTNF


Normal sTNF activity
Active TNF
TNFR
sTNF bind TNFR
Inflammation
INB03
Active TNF
or
Inactive heterotrimers
No sTNF activity
Heterotrimers cannot bind TNFR
NO Inflammation

Precision therapy: Targets sTNF not tmTNF

INmuneBio
INNATE IMMUNITY

Soluble TNF


Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
Log [anti-TNF (μg/ml)]
INB03
etanercept
infliximab
adalimumab
vehicle

Inflammatory soluble TNF eliminated:
No paracrine signaling through receptors


INB03
solTNF
(recombinant or
physiological)
Exchange =
No paracrine
signaling

Trans-membrane TNF


Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
2
Log [anti-TNF (μg/ml)]
INB03
etanercept
infliximab
adalimumab
vehicle

Immunoprotective transmembrane TNF unaffected:
Allows juxtacrine cell-cell signaling


INB03
Normal
juxtacrine
signaling

Zalevsky et al., *J. Immunol.* 2007

Expected dose: *1mg/kg/week subQ*



Repeat Dose Modeling of XENP1595 in Humans
1mg/kg Administered SC Every 5, 7, or 10 Days
XENP1595 (ug/mL)
10
1
0.1
0
5
10
15
20
25
30
Time (day)
2.4μg/ml
1.3μg/ml
0.5μg/ml
10d
5d
7d

Allometric scaling of cyno PK data suggests weekly dosing of 1 mg/kg SC in humans will sustain >1 μg/ml trough serum levels of INB03

V = 494.9 ml
k_{01} = 3.552/day
k_{10} = 0.25/day

Volume and k_{ab} are the same as for cyno. The k_{el} term is reduced by ~2x

Manufacturing


XENP1595
Conc: 100mg/mL
Lot#: A09132A
Storage: 2-8°C
Manufacture Dat

RP-HPLC of INB03


mAU
35
30
25
20
15
10
5
0
0
10
20
30
40
50
min

- INB03 was engineered for single, site-specific clean pegylation (10kD PEG/monomer x 3 monomers)
- Unpegylated XENP550 is produced through E. coli expression
- INB03 is a nonglycosylated small (17 kD monomer) & stable homotrimeric protein, with superior manufacturing vs. mAbs & Fc fusions
- Current production yield = ~300mg/liter
- Yd improvement and new batch manufacturing planned for after IPO

INmuneBio
INNATE IMMUNITY

Complex immunology of TME



Blood Endothelium
PROTECTOR
EFFECTOR
Tumor
Tumor Associated Macrophages [TAM]
Myeloid-Derived Suppressor Cell [M-MDSC]
Cancer-Associated Fibroblast [CAF]
Cytokine
Chemokine
T Cell
Natural Killer Cells [NKC]
Dendritic Cell

MDSC is the "Queen Bee" of the TME

INmuneBio INNATE IMMUNITY

- MDSC differentiate from normal myeloid precursor
- MDSC don't exist without chronic inflammation
- MDSC promote development Tregs TAM and CAF


Macrophages
Monocytes
Dendritic Cells
MPPs
CMPs
GMPs
Granulocytes
NORMAL
HSCs
CHRONIC INFLAMMATION
PMN-MDSC
Immature Myeloid Progenitor Cells
M-MDSC
TAMs

Pre-clinical data: 54 publications

Rodent

- Infectious disease
  - Listeria, mTB, viral encephalitis
- Neurology
  - Neurodegeneration – AD, MS, PD, HD, ALS
  - Neuroinflammation – epilepsy, depression, PTSD
- Autoimmunity
  - RA, CD
- Ophthalmology
  - glaucoma

- Metabolic
  - ***Confidential**** X 2
- Oncology
  - Prevents cancer by ↓MDSC
  - ***Confidential**** X 4

Non-human Primate

- MTPT NHP PD model – 8 months of therapy

Dosing

- 10mg/kg 2 or 3x per week SubQ

* *ongoing confidential pre-clinical programs*




Appendix: INKmune




INKmune: "universal" Cancer Therapy


Events
M1
M2
CD138 PE
Nil
NK
TpNK
To-Pro
FSC

INKmune TpNK are active against many types of cancers:

- *Blood cancers:* AML, MM, lymphoma
- *Solid tumors:* breast, ovary, prostate, renal, lung


% Specific lysis
70
60
50
40
30
20
10
0
AML
CLL
MCF-7


% specific lysis
50
40
30
20
10
0
NK Ova
TpNK Ova
NK CaBr
TpNK CaBr

modified from Lowdell2007 and 2011

INKmune MOA

INB16 vs cytokine priming – Differential protein expression @16h


K562
Daudi
INB16
RPMI-8226
IL-2
IL-15
IL-18
IL-12/15/18
CD16
CD54 (ICAM-1)
CD62L
CD184 (CXCR4)
CD226 (DNAM-1)
CD244 (2B4)
CD314 (NKG2D)
CD335 (NKp46)
CD337 (NKp30)
NKp80
Colour Key
≤ 75% Decrease
No change
≤ 75% Increase

- Paradoxical decrease (not loss) in ligand expression associated with increased function
- INKmune priming fundamentally different than cytokine or antibody priming

INKmune primed NK cell killing assay


Real-Time Cytolysis Plot
INKmune added
NK added
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
% Cytolysis
24.0
36.0
48.0
60.0
72.0
84.0
Time (hr Post-Treatment)
NK 1:1
NK 2:1
NK 5:1
NK 20:1
TP-NK 1:1
TP-NK 2:1
TP-NK 5:1

NK cells and INKmune in ovarian cancer

INmuneBio INNATE IMMUNITY


SKOV3 killing by NK cells from healthy donor (HD) or CaOva patient ascites
% Viable SKOV3 Cells
100
80
60
40
20
0
SKOV-3 ALONE
HD NK+SKOV3
HD TpNK+SKOV3
HD LAK+SKOV3
PT08 ASC NK+SKOV3
PT08 ASC TpNK+SKOV3
PT08 ASC LAK+SKOV3

↓ Patient ascites NK cells kill SKOV3

*IL2 primed NK cells do not kill SKOV3

INKmune MOA


INB16
CD15 epitope
CD2L
CD2
CD16
SS
NK
CD3ζ


pSTAT5


NK signalling upon co-culture with CTV-1
% positive
Min
pLAT
pZAP70


rNK
TpNK 4h



Lowdell2007

Biomarker – patient selection



% Specific lysis
70
60
50
40
30
20
10
0
AML
CLL
MCF-7

Autologous INKmune pNK cells lyse primary MM cells irrespective of prior treatment



p=0.018
% SPECIFIC LYSIS
100
75
50
25
0
NK
TaNK
NK
TaNK
+Dexamethasone
-Dexamethasone

INKmune pNK target tumor and NOT normal cells



Events
M1
M2
CD138 PE
Normal
B cells
Myeloma
B cells
Nil
NK
INKmune
To-Pro
FSC

Am J Hematology; 86:967-973

INmuneBio
INNATE IMMUNITY

INB16 vs IL-2 priming – 412 Differential gene expression profiles

INB16


Colour Key
≤ 6 log2 fold decrease
No change
≤ 6 Log2 fold increase

IL-2


Colour Key
≤ 6 log2 fold
No change
≤ 6 Log2 fold

ALCAM – NK cell migration and adhesion
STAT5 – "molecular switch" essential for NK killing
CD70 – CD27L and NCR for B cell tumours
VEGFA – survival signal for NK
CXCL10 – chemoattractant for NK cells

The surprise: the tumor, NOT the immune system is the cause of relapse!



Relapser NK cells
Survivor NK cells
Does not kill
Does Not Kill
Kills
Kills
Relapser AML
Survivor AML

- Relapser NK cells **kill** survivors AML.
- Survivor NK cells ***can not kill*** relapser AML.

Conclusion: AML mutates to evade NK cell killing.

INmuneBio INNATE IMMUNITY

INKmune Market: CaOva and High-Risk MDS

Patients	U.S.	EU + ROW	Market Op
Ovary	14,080	15,488	29,568
High-risk MDS	5,000	5,500	10,500
Total	19,080	20,988	40,068

- ***Assumptions***
  - U.S. market, NCI data with deaths used as proxy for advanced disease
  - ROW market is 10% of EU/U.S. market
- Significant opportunity for market expansion into other tumor types